UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 28, 2012

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, FL		33487
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Indenture

On September 28, 2012, SBA Communications Corporation (“SBA”) and U.S. Bank National Association, as trustee, executed an indenture (the “Indenture”) pursuant to which SBA issued its 5.625% Senior Notes due 2019 (the “Notes”). The Notes bear interest at a rate of 5.625% per annum, which is payable semi-annually on October 1 and April 1 of each year, beginning on April 1, 2013. The Notes mature on October 1, 2019.

SBA may redeem the Notes, in whole or in part, at any time on or after October 1, 2016 at the applicable redemption price. In addition, until October 1, 2015, SBA may redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of certain equity offerings at 105.625% of the principal amount of the Notes plus accrued and unpaid interest, if any, and additional interest, if any. SBA may also redeem any of the Notes at any time prior to October 1, 2016 at a price equal to 100% of the principal amount plus the Applicable Premium as of, and accrued and unpaid interest, if any, and additional interest, if any, to, the redemption date. The Applicable Premium means, with respect to any Note on any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note at October 1, 2016 (as set forth in the Indenture), plus (2) all required interest payments due on such Note through October 1, 2016 (excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the treasury rate on such redemption date plus 50 basis points over (B) the principal amount of such Note.

The Notes are SBA’s senior unsecured obligations and are not guaranteed by any of its subsidiaries. The Notes rank equally in right of payment with SBA’s current and future senior unsecured debt, and senior in right of payment to SBA’s future subordinated debt, if any. The Notes are effectively subordinated to any of SBA’s existing and future secured debt to the extent of the value of the assets securing such debt. In addition, the Notes are structurally subordinated to all existing and future debt and other liabilities of SBA’s subsidiaries.

If SBA experiences a Change of Control and a Ratings Decline (each as defined in the Indenture), each holder of the Notes will have the right to require SBA to repurchase all or any part, equal to $2,000 or an integral multiple of $1,000, of such holder’s Notes at a repurchase price equal to 101% of the aggregate principal amount of any Notes repurchased plus accrued and unpaid interest, if any, and additional interest, if any, to the repurchase date.

The Indenture provides that each of the following is an Event of Default (as defined in the Indenture) with respect to the Notes: (1) default for 30 days in the payment when due of interest on, or additional interest, if any, with respect to the Notes; (2) default in payment when due of the principal of or premium, if any, on the Notes; (3) failure by SBA or any of the Restricted Subsidiaries (as defined in the Indenture) to comply with covenants relating to a merger, consolidation or a sale of assets, as described in the Indenture, or failure by SBA to consummate a Change of Control Offer or Asset Sale Offer (each as defined in the Indenture) in accordance with the provisions of the Indenture applicable to the offers; (4) subject to a notice requirement and a cure period, failure by SBA or any of the Restricted Subsidiaries to perform any other covenant in the Indenture, other than a covenant specified in clauses (1), (2) or (3) above or that does not relate to the Notes, that continues for 60 days (or 120 days in the case of a failure to comply with the reporting obligations described in the Indenture) after notice to comply; (5) default under any Indebtedness (as defined in the Indenture) for money borrowed by SBA or any of its Significant Subsidiaries (as defined in the Indenture), or the payment of which is guaranteed by SBA or any of its Significant Subsidiaries, whether such Indebtedness or guarantee now exists, or is created after September 28, 2012, which default (a) is caused by a failure to pay principal of or premium, if any, interest, if any, or additional interest, if any, with respect to the Indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of the default (a “Payment Default”); or (b) results in the acceleration of the Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; (6) failure by SBA or any of its Significant Subsidiaries to pay final judgments aggregating (net of amounts covered by insurance policies) in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; or (7) certain events of bankruptcy or insolvency described in the Indenture with respect to SBA or any of its Restricted Subsidiaries.

If any Event of Default occurs and is continuing, the trustee under the Indenture or the holders of at least 25% in principal amount of the then outstanding Notes and the trustee may, and the trustee at the request of such holders will, declare all the Notes to be due and payable immediately. If certain bankruptcy and insolvency Events of Default specified in the Indenture occur with respect to SBA, all outstanding Notes will become due and payable without any other act on the part of the trustee or the holders.

The Indenture contains customary covenants, including restrictions on SBA’s ability to incur indebtedness, or liens securing indebtedness, merge, consolidate or sell assets, make restricted payments, including paying dividends or making other distributions, enter into transactions with affiliates, enter into sale and leaseback transactions and issue guarantees of indebtedness. The covenants are subject to a number of exceptions and qualifications.

SBA and certain of its affiliates have previously entered into commercial financial arrangements with each of the initial purchasers of the Notes (collectively, the “Initial Purchasers”), and/or their respective affiliates, and each of these entities and/or its affiliates has in the past provided financial, advisory, investment banking and other services to SBA and its affiliates. Specifically, (1) JPMorgan Chase Bank, N.A. (“JPMorgan”), Barclays Capital, Citibank, N.A., Deutsche Bank Trust Company Americas, Wells Fargo Bank, N.A., The Royal Bank of Scotland plc and Toronto Dominion (New York) LLC serve as lenders under SBA’s $700 million Revolving Credit Facility (the “Revolving Credit Facility”), 2011 Term Loan and 2012 Term Loan, (2) JPMorgan and Barclays Bank PLC served as lenders under SBA’s Mobilitie Bridge Loan, (3) Citigroup Global Markets Inc. and J.P. Morgan Securities LLC acted as underwriters in connection with SBA’s issuance of Class A common stock in March 2012, (4) J.P. Morgan Securities LLC and Barclays Capital acted as SBA’s financial advisors in connection with the

Mobilitie acquisition, (5) J.P. Morgan Securities LLC, Barclays Capital and Citigroup Global Markets Inc. acted as SBA’s financial advisers in connection with SBA’s pending acquisition of TowerCo II Holdings LLC, (6) each of the Initial Purchasers acted as underwriters in connection with the issuance by SBA Telecommunications, Inc., a subsidiary of SBA, of the 5.75% Senior Notes due 2020 in July 2012, (7) J.P. Morgan Securities LLC, Barclays Bank PLC and Citigroup Global Markets Inc. have provided financing commitments in connection with SBA’s pending acquisition of TowerCo II Holdings LLC and (8) each of the Initial Purchasers acted as underwriters in connection with the issuance by SBA Tower Trust of the Secured Tower Revenue Securities Series 2012-1.

Registration Rights Agreement

On September 28, 2012, in connection with the issuance of the Notes, SBA entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with J.P. Morgan Securities LLC, as representative of the Initial Purchasers. Pursuant to the terms of the Registration Rights Agreement, SBA agreed to use its reasonable best efforts to file and have declared effective a registration statement with respect to an offer to exchange the Notes for new notes registered under the Securities Act of 1933, as amended (the “Securities Act”), on or prior to September 23, 2013. If SBA fails to satisfy certain filing and other obligations with respect to the exchange, SBA will be obligated to pay additional interest of 0.25% per annum for the first 90-day period and an additional 0.25% per annum with respect to each subsequent 90-day period thereafter, until SBA’s registration obligations are fulfilled, up to a maximum of 1.00% per annum.

Amendments to Senior Credit Agreement

On September 28, 2012, SBA Senior Finance II LLC (“SBA Senior Finance II”), a wholly-owned subsidiary of SBA, entered into a Third Amendment (the “Third Amendment”) and Fourth Amendment (the “Fourth Amendment”), among SBA Senior Finance II, the lenders party thereto, Toronto Dominion (Texas) LLC, as administrative agent (the “Administrative Agent”), the Joint Lead Arrangers (defined below), and the Bookrunners (defined below), to the Amended and Restated Credit Agreement, dated as of June 30, 2011, among SBA Senior Finance II, as borrower, the several lenders from time to time parties thereto, and the Administrative Agent (as amended, supplemented or modified from time to time, the “Senior Credit Agreement”). The Third Amendment and the Fourth Amendment (i) amended certain definitions related to the calculation of leverage at the SBA level to be consistent with the method for calculating leverage at the SBA Senior Finance II level and (ii) amended the Senior Credit Agreement to permit SBA Senior Finance II, without the consent of the other lenders, to request that one or more lenders provide SBA Senior Finance II with additional term loans in an aggregate principal amount of up to $700.0 million of which up to $200 million may be a Term Loan A, provided that up to $200.0 million of the incremental capacity may instead be used to increase the commitments under the Revolving Credit Facility. SBA Senior Finance II’s ability to request such additional term loans or increases in the Revolving Credit Facility is subject to its compliance with the conditions set forth in the Senior Credit Agreement including, with respect to any additional term loan, compliance, on a pro forma basis, with the financial covenants and ratios set forth therein. Upon SBA Senior Finance II’s request, each lender may decide, in its sole discretion, whether to increase all or a portion of its Revolving Credit Facility commitment or whether to provide SBA Senior Finance II with additional term loans and, if so, upon what terms.

On September 28, 2012, SBA Senior Finance II also entered into the Fifth Amendment to the Senior Credit Agreement, among SBA Senior Finance II, the Incremental Tranche B Term Lenders (as defined therein), the Administrative Agent, Citigroup Global Markets Inc., Barclays Bank PLC and J.P. Morgan Securities LLC, as joint lead arrangers (collectively, the “Joint Lead Arrangers”), and Citigroup Global Markets Inc., Barclays Bank PLC, J.P. Morgan Securities LLC, TD Securities (USA) LLC, Wells Fargo Securities, LLC, RBS Securities Inc. and Deutsche Bank Securities Inc., as bookrunners (collectively, the “Bookrunners”), pursuant to which SBA Senior Finance II borrowed an aggregate principal amount of $300 million of senior secured term loans (the “2012-2 Term Loan”). The 2012-2 Term Loan accrues interest, at SBA Senior Finance II’s election, at either the Base Rate (as defined the Senior Credit Agreement) plus 1.75% per annum (with a Base Rate floor of 2%) or Eurodollar Rate (as defined the Senior Credit Agreement) plus 2.75% per annum (with a Eurodollar Rate floor of 1%). Principal of the 2012-2 Term Loan is to be repaid in equal quarterly installments in March, June, September and December (commencing in March 2013) in an aggregate amount equal to $3.0 million per year.

SBA Senior Finance II has the ability to prepay any or all amounts under the 2012-2 Term Loan without premium or penalty, provided that under certain circumstances any prepayments that are made prior to September 28, 2013 as part of a refinancing or repricing of the 2012-2 Term Loan will be subject to a 1% prepayment fee. To the extent not previously paid, the 2012-2 Term Loan is due and payable in September 2019. It is expected that the proceeds from the 2012-2 Term Loan will be used to pay a part of the cash consideration in the previously announced merger of an indirect wholly-owned subsidiary of SBA with and into TowerCo II Holdings LLC. The remaining proceeds are expected to be used for general corporate purposes.

The description above is qualified in its entirety by the Indenture, the Registration Rights Agreement, the Third Amendment, the Fourth Amendment and the Fifth Amendment which are filed with this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.22	Indenture, dated as of September 28, 2012, between SBA Communications Corporation and U.S. Bank National Association.

4.23	Form of 5.625% Senior Notes due 2019 (included in Exhibit 4.22).

10.86K	Third Amendment, dated as of September 28, 2012, among SBA Senior Finance II LLC, as borrower, the several lenders from time to time parties thereto, and Toronto Dominion (Texas) LLC, as administrative agent, Citigroup Global Markets Inc., Barclays Bank PLC and J.P. Morgan Securities LLC, as joint lead arrangers, and Citigroup Global Markets Inc., Barclays Bank PLC, J.P. Morgan Securities LLC, TD Securities (USA) LLC, Wells Fargo Securities, LLC, RBS Securities Inc. and Deutsche Bank Securities Inc., as bookrunners.

10.86L	Fourth Amendment, dated as of September 28, 2012, among SBA Senior Finance II LLC, as borrower, the several lenders from time to time parties thereto, and Toronto Dominion (Texas) LLC, as administrative agent, Citigroup Global Markets Inc., Barclays Bank PLC and J.P. Morgan Securities LLC, as joint lead arrangers, and Citigroup Global Markets Inc., Barclays Bank PLC, J.P. Morgan Securities LLC, TD Securities (USA) LLC, Wells Fargo Securities, LLC, RBS Securities Inc. and Deutsche Bank Securities Inc., as bookrunners.

10.86M	Fifth Amendment, dated as of September 28, 2012, among SBA Senior Finance II LLC, as borrower, the Incremental Tranche B Term Lenders (as defined therein) and Toronto Dominion (Texas) LLC, as administrative agent, Citigroup Global Markets Inc., Barclays Bank PLC and J.P. Morgan Securities LLC, as joint lead arrangers, and Citigroup Global Markets Inc., Barclays Bank PLC, J.P. Morgan Securities LLC, TD Securities (USA) LLC, Wells Fargo Securities, LLC, RBS Securities Inc. and Deutsche Bank Securities Inc., as bookrunners.

10.99	Registration Rights Agreement, dated September 28, 2012, between SBA Communications Corporation and J.P. Morgan Securities LLC, as representative of the several initial purchasers listed on Schedule 2 thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Senior Vice President and Chief Financial Officer

Date: September 28, 2012